UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 18, 2002
(Date of earliest event reported)

MICROS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488

(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices)        (Zip code)

Registrant’s telephone number, including area code:	443-285-6000

Item 5. Other Events.

     On November 15, 2002, MICROS Systems, Inc. (the “Registrant”) entered into the fifth amendment (the “Fifth Amendment”) to the employment agreement between the Registrant and A.L. Giannopoulos, its Chairman, President, and CEO. The Fifth Amendment serves to extend the term of Mr. Giannopoulos’ employment agreement, previously scheduled to expire June 30, 2005, for two years until June 30, 2007. A copy of the Fifth Amendment is attached as an Exhibit.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2002

MICROS Systems, Inc. (Registrant)

By:	/s/ Gary C. Kaufman Gary C. Kaufman Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit Index

99.1      Fifth Amendment to Employment Agreement